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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Schlumberger Limited of our report dated August 6, 1999 relating to the financial statements of Sedco Forex Holdings Limited, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Schlumberger Selected Historical Consolidated Financial Data" and "Sedco Forex Selected Historical Combined Financial Data" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, NY
October 22, 1999